UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2002

IVAX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-09623	16-1003559

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida 33137

(Address of Principal Executive Offices)

(305) 575-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

     On May 24, 2002, IVAX Corporation (the “Company”) terminated the engagement of its independent certified public accountants, Arthur Andersen LLP (“Andersen”) and engaged the services of Ernst & Young LLP (“Ernst & Young”) as its new independent auditors for the Company’s fiscal year ending December 31, 2002, effective immediately. These actions followed the Company’s decision to seek proposals from independent accountants to audit the Company’s financial statements for the fiscal year ending December 31, 2002. The decision to terminate Andersen and retain Ernst & Young was approved by the Company’s Board of Directors upon the recommendation of its Audit Committee.

     None of the audit reports of Andersen on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion nor was any such audit report qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 24, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years ended December 31, 2000 and 2001, or within the interim period through May 24, 2002.

     A letter from Andersen to the Securities and Exchange Commission is attached hereto as Exhibit 16.1.

     During the two most recent fiscal years ended December 31, 2000 and 2001, and the subsequent interim period through May 24, 2002, the Company did not consult with Ernst & Young regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 5. OTHER EVENTS.

     On May 22, 2002, IVAX Corporation issued 367,700 shares (the “Shares”) of its common stock, pursuant to its Registration Statement on Form S-3, Registration No. 333-51372, in settlement of certain put option obligations.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

None.

     (b)  Pro Forma Financial Information.

None.

     (c)  Exhibits.

The Exhibits to this Form 8-K are listed on the Exhibit Index.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2002	IVAX CORPORATION

By: /s/ Thomas E. Beier

Thomas E. Beier Senior Vice President-Finance and Chief Financial Officer

Exhibit Index

Exhibit

5.1	Opinion of Akerman, Senterfitt & Eidson, P.A.

10.33	Equity Option Confirmation Agreement, dated August 6, 2001, as amended on January 4, 2002 and April 12, 2002.

16.1	Letter of Arthur Andersen LLP regarding change in certifying accountant.